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                                                                      EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated June 27, 2003, relating to the financial statements and financial highlights which appears in the May 31, 2003 Annual Report to Shareholders of Balanced Fund and Total Return Fund (two of the portfolios constituting INVESCO Combination Stock & Bond Funds, Inc.), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 13, 2003